September 27, 2011


Chapman and Cutler LLP
111 W. Monroe Street
Chicago, Illinois 60603


         RE:     First Trust Energy Infrastructure Fund


Ladies and Gentlemen:

       We have acted as special Massachusetts counsel to First Trust Energy Infrastructure Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2, as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 3 to be filed with the Securities and Exchange Commission on or about September 27, 2011 (as proposed to be amended, the "Registration Statement"), with respect to certain of its common shares of beneficial interest, par value of $.01 per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

       In connection with the furnishing of this opinion, we have examined the following documents:

              (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the legal existence of the Fund;

              (b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on February 24, 2011, of the Fund's Declaration of Trust dated February 22, 2011 (the "Declaration");

              (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration and By-Laws and the written consent of the initial Trustee of the Fund dated as of February 22, 2011, the written consent of the initial Trustee of the Fund dated as of March 17, 2011 and the minutes of the organizational meeting of the Trustees of the Fund on March 21, 2011, and the minutes of the meeting of the Trustees of the Fund on July 18, 2011 containing certain resolutions relating to the Shares (collectively, the "Resolutions"); and

              (d) a draft received on September 26, 2011 of Pre-Effective Amendment No. 3 to the Registration Statement.


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September 27, 2011
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       In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (d) above. We note that the minutes of the Special Meeting of the Trustees on July 18, 2011 as attached to the certificate referred to in paragraph (c) above and reviewed by us in connection with this opinion are in draft form, and we have assumed that the minutes, when finalized and approved by the Trustees, will be in substantially the form reviewed by us. We have further assumed that the Fund's Declaration and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of issuance of such Shares.

       This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the legal existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

       This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Fund's Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations.

       We understand that all of the foregoing assumptions and limitations are acceptable to you.

       Based upon and subject to the foregoing, please be advised that it is our opinion that:



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Chapman and Cutler LLP
September 27, 2011
Page 3




       1. The Fund is legally existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

       2. The Shares, when issued, sold and paid for in accordance with the Fund's Declaration and the Resolutions, will be legally issued, fully paid and non-assessable (except that, as indicated in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations).

       This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,



                                           /s/ BINGHAM McCUTCHEN LLP